Exhibit 23.1

       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

            Tedder, James, Worden & Associates, P.A.
                11 South Bumby Avenue, Suite 200
                     Orlando, Florida 32803



North American Liability Group, Inc.
2929 E. Commercial Blvd., Ste. 610
Ft. Lauderdale, FL 33308

Gentlemen:

          We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, of our report dated March 25, 2004, with respect to the financial statements of North American Liability Group, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 2003, filed with the Securities and Exchange Commission, which have been incorporated by reference in its entirety in the Registration Statement on Form S-8.

August 30, 2004


Tedder, James, Worden & Associates, P.A.